INVESTMENT SUB-ADVISORY AGREEMENT
INVESTMENT SUB-ADVISORY AGREEMENT made as of June 1, 2026, by and among PACER FUNDS TRUST (the “Trust”), PACER ADVISORS INC. (“Adviser”), and BARINGS LLC (“Sub-Adviser”).
WHEREAS, the Adviser has entered into an Investment Advisory Agreement as of June 1, 2026 with the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), under which the Adviser provides advisory services to, among other series of the Trust, the funds listed on Schedule D hereto (as may be amended from time to time) (each individually a “Fund” and collectively, the “Fund(s)”).

WHEREAS, the Trust’s Board of Trustees and the Adviser desire to retain the Sub- Adviser to furnish investment advisory services to each Fund, and the Sub-Adviser has agreed to act in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.Appointment. The Adviser hereby appoints the Sub-Adviser to provide investment sub-advisory services to each Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.Delivery of Documents. The Adviser has furnished or will furnish to the Sub- Adviser with copies properly certified or authenticated of each of the following:

(a)the Trust’s Declaration of Trust and all amendments thereto or restatements thereof (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”);

(b)the Trust’s By-Laws and all amendments thereto;

(c)resolutions of the Trust’s Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

(d)the Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the “SEC”) and all amendments thereto;

(e)the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) (File No. 333-201530) and under the 1940 Act (File No. 811-23024), as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to each Fund; and

(f)the Trust’s most recent prospectus and Statement of Additional Information relating to each Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the “Prospectus”).
The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing as soon as commercially practicable; provided the Adviser will obtain the consent of the Sub-Adviser for any amendment which would materially alter a Fund’s investment strategy.
3.Management. Subject to the supervision of the Trust’s Board of Trustees and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of each Fund and place all orders for the purchase and sale of securities, all on behalf of each Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to each Fund, will monitor each Fund’s investments, and will comply with the provisions of the Trust’s Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund as contained in the Prospectus, each as applicable to its provision of services under this Agreement. The Sub-Adviser and the Adviser will make their officers and employees available to the other from time to time at reasonable times to review the investment policies of each Fund and to consult with each other regarding the investment affairs of each Fund. The Sub-Adviser will report to the Trust’s Board of Trustees and the Adviser with respect to the implementation of such program.

The Sub-Adviser further agrees that it:

(a)will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)will conform and comply with all applicable U.S. rules and regulations pertaining to its investment advisory activities;

(c)will place orders pursuant to its investment determinations for each Fund either directly with the issuer, with any regulated broker, dealer or other counterparty, or through any regulated trading venue. The Sub-Adviser will place orders for the purchase or sale of securities at such prices and commission rates as are consistent with its obligation to seek best execution of such transactions as such term is reasonably understood under the Investment Advisers Act of 1940 (“Advisers Act”). Where the Sub-Adviser places orders for the purchase or sale of securities for a Fund, in selecting brokers or dealers to execute such orders, the Sub- Adviser is expressly authorized to consider the fact that a broker or dealer has been or will be furnishing research or other information or services which assist the Sub-Adviser’s performance of its investment decision-making responsibilities generally, provided that the commission cost is reasonable in relation to the brokerage and research services provided. Compensation received by the Sub-Adviser pursuant to this Agreement shall not be reduced by any benefits received by the Sub-Adviser pursuant to this section. The Sub-Adviser may direct brokerage to whomever it deems appropriate consistent with the foregoing. In no instance will portfolio securities be purchased from or sold to the Adviser or any of its affiliated brokers or dealers, the Sub-Adviser or any affiliated person of either the Trust, the Adviser or the Sub-Adviser, except as may be permitted under the 1940 Act;
(d)will report regularly to the Adviser and to the Trust’s Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of the Adviser and the Trust’s Board of Trustees on a regular basis at reasonable times the management of each Fund, including, without limitation, review of the general investment strategy of each Fund, the performance of each Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser or the Trust’s Board of Trustees (including, without limitation, with respect to benefits obtained from brokerage);

(e)will maintain books and records with respect to each Fund’s securities transactions in accordance with the Sub-Adviser’s record retention policies which are consistent with applicable law and will furnish the Adviser and the Trust’s Board of Trustees such recurring reports as outlined in Schedule C as well as periodic and/or special reports as the Adviser or the Trust’s Board of Trustees may reasonably request with advance notice;

(f)will act upon instructions from the Adviser that are not inconsistent with applicable law;

(g)subject to its duty to comply with applicable law and regulation, including any demand or request of any regulatory, governmental or tax authority having jurisdiction, will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, or when so requested by the Trust. This confidentiality provision will not apply to any information that (i) is or subsequently becomes publicly available other than as a result of a breach of this agreement by the Sub-Adviser; (ii) was already or became known to the Sub-Adviser from a source other than the Trust or Adviser; (iii) is independently developed by the Sub-Adviser without reference to the information required by this Agreement to be treated confidentially; or (iv) is used by the Sub-Adviser in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement;

(h)will receive the research and recommendations of the Adviser with respect to the investment and reinvestment of the assets of each Fund;

(i)will vote proxies received by the Sub-Adviser in connection with securities held by the Funds consistent with the Sub-Adviser’s Proxy Voting Policy, a copy of which will be provided to the Adviser upon written request. The Sub-Adviser will not be responsible or liable for failing to vote any proxies where it has not received the proxies or related shareholder communication in a timely manner;

(j)has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(k)is registered as an investment adviser under the Advisers Act and has provided its current Form ADV, including the firm brochure and applicable brochure supplements to the Adviser. The Sub-Adviser shall promptly furnish to the Adviser copies of all material amendments or supplements to the foregoing documents;

(l)will maintain each applicable registration, license or membership in effect at all times during the term of this Agreement and will obtain and maintain such additional governmental, self-regulatory, exchange or other licenses, approvals and/or memberships and file and maintain effective such other registrations as may be required to enable the Sub-Adviser to perform its obligations under this Agreement;

(m)maintains errors and omissions insurance coverage in an appropriate amount;

(n)is not subject to any event set forth in Section 9 of the 1940 Act that would disqualify the Sub-Adviser from acting as an investment adviser to an investment company under the 1940 Act. The Sub-Adviser will promptly notify the Adviser and the Trust upon the Sub-Adviser’s discovery of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

(o)has adopted, implemented and will maintain written policies and procedures, as required by Rule 206(4)‑7 under the Advisers Act, which are reasonably designed to prevent violations of the Advisers Act by the Sub-Adviser, its employees, officers, and agents;

(p)has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Section 3.7, along with the policies and procedures referred to in Section 3.6, are referred to herein as the Sub-Adviser’s “Compliance Program”);

(q)shall use commercially reasonable efforts to provide the Adviser and the Trust with access to the records relating to the Compliance Program as they relate to the Funds. The Sub-Adviser will also use commercially reasonable efforts to provide, at the reasonable request of the Adviser or the Trust, periodic certifications, in a form reasonably acceptable to the Adviser or the Trust, attesting to such written policies and procedures;

(r)shall promptly provide to the Trust’s CCO a report of any material violations of the Sub-Adviser’s Compliance Program that could have a material impact on the Fund or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program that could have a material impact on the Fund;

(s)shall implement and maintain a business continuity plan and policies and procedures reasonably designed to prevent, detect and respond to cybersecurity threats and to implement such internal controls and other safeguards as the Sub-Adviser reasonably believes are necessary to protect each Fund’s confidential information and the nonpublic personal information of each Fund’s shareholders. The Sub-Adviser, if legally permitted, shall promptly notify the Adviser and the Trust of any material violations or breaches of such policies and procedures;

(t)acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy. The Sub-Adviser agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Sub-Adviser, now and in the future. The Sub-Adviser further agrees to provide to the Trust, the Trust’s administrator, sub-administrator and/or the Trust’s anti-money laundering compliance officer such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Sub-Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation;

(u)agrees to provide reasonable assistance with the liquidity classifications required under each Fund’s liquidity risk management program in accordance with Rule 22e‑4 under the 1940 Act;

(v)agrees to bear any and all expenses of the Trust arising out of or related to any assignment of this Agreement by the Sub-Adviser, including but not limited to any costs and expenses (including reasonable attorneys’ fees) related to any regulatory filings, shareholder notifications and solicitation of shareholder approval, if any;

(w)acknowledges and agrees that it has not received legal or regulatory advice from the Funds, the Trust, the Adviser or any of their respective employees or representatives, and is not entitled to rely on any statements or omissions by such employees or representatives regarding applicable law or regulation in satisfying its obligations hereunder, including its obligation to comply with all applicable laws and regulations;

(x)if it believes that the purchase or sale of a security or other investment, or the entry into of a commodity contract, is in a Fund’s best interests and the best interest of other advisory clients, may, but shall not be obligated to, aggregate the securities, other investments, and/or commodities contracts to be purchased, sold, or entered into to obtain favorable execution, mark-ups or mark-downs, or lower brokerage commissions, to the extent permitted by applicable laws and regulations. The Sub-Adviser will allocate securities, other investments and/or commodities contracts so purchased, sold or entered into, as well as the expenses incurred in the transaction, in the manner that it considers to be equitable and consistent with its fiduciary obligations to its clients; and

(y)it shall manage the Funds’ portfolios in a manner reasonably designed, based on the instruments and transactions it selects for the Funds, to enable the Funds to comply with the requirements of any applicable exemption from registration as a commodity pool under the Commodity Exchange Act, including, without limitation, CFTC Rule 4.5 (or any successor provision); provided, however, that Sub-Adviser shall not be responsible for the Funds’ overall satisfaction of such exemption requirements except to the extent arising directly from its investment decisions.

The Trust and the Adviser agree that the Sub-Adviser shall not advise or act for the Trust or the Adviser in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by each Fund or the issuers of such securities provided, however, that the Sub‑Adviser may participate on behalf of a Fund in out‑of‑court restructurings, workouts, reorganizations or similar proceedings, including participation on ad hoc or creditors’ committees.

The Adviser further agrees and represents that it:

(a)has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby;

(c)(i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and

(d)is responsible for (i) determining and maintaining the regulatory status of each Fund, including the applicability of, and reliance on, any exemption from registration as a commodity pool operator under the Commodity Exchange Act (including, without limitation, CFTC Rule 4.5), and (ii) ensuring that all requirements for such exemption (other than those dependent solely on Sub-Adviser’s investment decisions) are satisfied. Adviser acknowledges that Sub-Adviser is relying on the foregoing in providing services hereunder.
4.The Adviser’s Duties. The Adviser shall continue to have responsibility for all other services to be provided to each Fund pursuant to its Investment Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement.

5.References to the Sub-Adviser. The Adviser and each Fund shall not, without prior written consent of the Sub-Adviser, in each instance, use in any prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to sales personnel, shareholders of a Fund or the public (“Written Materials”), the name of “Barings LLC” or “Barings,” including the name of any affiliate or employee of the Sub-Adviser or any of its affiliates, nor any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by the Sub-Adviser or any of its affiliates;. Written Materials may be furnished to the Sub-Adviser hereunder by email, first-class or overnight mail, or hand delivery to the individual listed in Section 16. Marketing materials and statements prepared for distribution to shareholders of a Fund that are substantially similar to materials previously approved by the Sub-Adviser need not be submitted to the Sub-Adviser for pre-approval.

6.Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request; provided the Sub-Adviser may, at its expense, make and retain a copy of such records. The Sub-Adviser further agrees to maintain the records required to be maintained by subsections (b)(1), (b)(5), (b)(9), (b)(10), (b)(11), (e) and (f) of Rule 31a-1 under the 1940 Act and preserve them for the periods prescribed by Rule 31a-2 under the 1940 Act.

7.Expenses. During the term of this Agreement, the Sub-Adviser will pay all ordinary and usual office overhead expenses of the Sub-Adviser and any of its affiliates (including rent) in connection with performance of the Sub-Adviser’s duties under this Agreement and the salaries or other compensation of the employees and other professionals of the Sub-Adviser or any of its affiliates. All other expenses to be incurred in the operation of the Funds will be paid by the Funds or the Adviser, including, without limitation, brokerage commissions and other transaction costs; transfer taxes; interest; taxes; fees and expenses of the Funds’ administrator, custodian, transfer agent, distributor, accounting agent and pricing services; legal and auditing expenses; trustees’ fees and expenses; insurance expenses; extraordinary expenses; and expenses incurred in connection with litigation, regulatory matters or shareholder meetings. To the extent the Sub-Adviser or its affiliates incur any costs by assuming expenses that are an obligation of a Fund as set forth herein, the Fund or the Adviser shall promptly reimburse the Sub-Adviser for such costs and expenses, except to the extent the Sub-Adviser has otherwise explicitly agreed to bear such expenses.

8.Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule A hereto (the “Sub-Advisory Fee”). If the Sub-Adviser serves for less than the whole month, the foregoing compensation will be prorated.

9.Services to Others. The Adviser understands, and has advised the Trust’s Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser’s acts in such capacities, provided that whenever a Fund and one or more other investment companies or accounts advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a manner believed by the Sub-Adviser to be equitable consistent with its fiduciary obligations to each Fund and such other investment entities. The Adviser recognizes, and has advised the Trust’s Board of Trustees, that in some cases this procedure may adversely affect the size of the position that a Fund may obtain in a particular security. In addition, the Adviser understands, and has advised the Trust’s Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub- Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10.Limitation of Liability. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the performance of the Sub-Adviser’s duties under this Agreement, except a loss resulting from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of duties under this Agreement, or reckless disregard of the obligations and duties under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 10 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise related to the Adviser’s willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement. The Sub‑Adviser shall not be liable for any act or omission taken in good faith in accordance with the directions or instructions of the Adviser, provided that such directions or instructions are not inconsistent with applicable law. In no event shall the Sub-Adviser be liable for any indirect, punitive, consequential, special or incidental damages in connection with, related to or arising from this Agreement.

11.Indemnification. To the fullest extent permitted by applicable law, the Sub-Adviser agrees to indemnify the Adviser, the Trust, and each of its respective members, managers, officers, employees and affiliates (each a “Pacer Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of any action of the Sub-Adviser which constitutes willful misfeasance, bad faith, or gross negligence in the performance of duties under this

Agreement, or reckless disregard of the obligations and duties under this Agreement except to the extent that such loss, claim, damage, liability, cost or expense is determined by a court of competent jurisdiction to have resulted from a Pacer Indemnified Party’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under this Agreement. To the fullest extent permitted by applicable law, the Adviser and the Trust, jointly and severally, shall indemnify and hold harmless the Sub‑Adviser and its members, managers, officers, employees and affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or in connection with the Sub‑Adviser’s responsibilities hereunder including, without limitation, any claim under the Securities Act of 1933, the Securities Exchange Act of 1934 or any other federal or state securities laws, except to the extent that such loss, claim, damage, liability, cost or expense is determined by a court of competent jurisdiction to have resulted from the Sub‑Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under this Agreement. In no event shall a party hereto be liable for any indirect, punitive, consequential, special or incidental damages in connection with, related to or arising from this Agreement.

12.Duration and Termination. This Agreement shall become effective as to each Fund as of the effective date of the Trust’s Registration Statement for such Fund, provided that this Agreement has been approved by (i) the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement nor “interested persons” of the Trust, the Sub-Adviser or the Adviser, cast in person, or virtually (if permitted by exemptive or other relief granted by the Securities and Exchange Commission or its staff), at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of each Fund. This Agreement shall remain in effect with respect to each new Fund for a period of two (2) years from its effective date, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect with respect to each Fund thereafter for successive periods of twelve (12) months so long as such continuation is specifically approved at least annually by (a) the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement nor “interested persons” of the Trust, the Sub-Adviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trust’s Board of Trustees or (ii) the vote of a majority of the outstanding voting securities of a Fund, and otherwise complies with the requirements of the 1940 Act.

Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust’s Board of Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or by the vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days’ prior written notice to the other parties, or by the Adviser or the Sub-Adviser if either the Adviser or the Sub-Adviser shall materially breach this Agreement and Adviser or Sub-Adviser has been provided written notice and where such breach remains uncured for a period of sixty (60) days following such notice. In the event that the Trust terminates the Investment Advisory Agreement, this Agreement shall terminate concurrently with such termination. This Agreement will immediately terminate in the event of its assignment.

As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” have the same meaning of such terms in the 1940 Act.

The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time upon 6 months prior written notice, to the Adviser and the Trust.

13.Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is in writing executed by each party hereto and, to the extent required by the 1940 Act or the rules or regulations thereunder (unless an exemptive or other relief granted by the Securities and Exchange Commission or its staff apply), approved by (i) the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement nor “interested persons” of the Trust, the Sub-Adviser or the Adviser, cast in person, or virtually (if permitted by exemptive or other relief granted by the Securities and Exchange Commission or its staff), at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of a Fund.
14.Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the investment and management of each Fund, and hereby supersedes any prior agreement by the parties hereto.

15.Miscellaneous.
(a)Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the State of Delaware, without application of the principles of conflicts of laws, provided that nothing in this Agreement will be construed in any manner inconsistent with the Investment Company Act, Advisers Act or any rule or regulation of the SEC thereunder. Any action related to or arising out of or in connection with this Agreement shall be brought only in a federal or state court located in Kent County, Delaware, and each party hereby waives any defense of improper venue, inconvenient forum or other related defense in any such action brought in any such court.
(c)Survival. Any termination of this Agreement shall not however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms, including, without limitation, Section 3(g), 6, 10, 11, 13, 15(b), 15(d)-(g), and 16.
(d)Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
(e)Cooperation. All parties agree to cooperate fully and in good faith with any reasonable request by the other party to respond to any regulatory audit, investigation or inquiry, or legal action related to any of the activities contemplated by this Agreement and shall make its books and records relevant to services under this Agreement available during normal business hours. If any party requires or reasonably believes it needs copies of any records of the other party to respond to any regulatory inquiry or claim or suit from any individual or entity, the party from whom the records are requested shall supply copies of such records in a timely manner. Each party shall make its records relating to services under this Agreement reasonably available to any regulatory authorities, or in any judicial or arbitration proceeding involving another party if said records are the subject of a formal, specific request by such other party. In the foregoing circumstances, the requesting party shall bear all reasonable costs involved with copying and delivering such records.
(f)If any provision of this Agreement is or should become inconsistent with any law or rule of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement or the parties hereto, the provision will be deemed to be rescinded or modified to the extent required (but only to the extent required) to be consistent with any such law or rule. In all other respects, this Agreement will continue and remain in full force and effect.
16.Delegation, Processing and Sharing of Information. Notwithstanding anything to the contrary in this Agreement, but without prejudice to the duties and obligations of the Sub-Adviser hereunder, the Sub-Adviser is authorized to delegate its powers and authority under this Agreement to any of its affiliates, acting as trade execution agent or, with the prior consent and approval of the Trust, acting as sub-sub adviser with investment discretion. The Sub-Adviser at its discretion and for any purpose (including for the purpose of fraud prevention, audit, the provision of services by any third party, debt collection, or required by any competent government or regulatory body), may employ agents (including an affiliate) to perform any administrative, dealing, trade execution, custodial or ancillary service required to enable the Sub-Adviser to perform its services under this Agreement, and in the course of doing so may share any information, details or data relating to each Fund or the Trust with such agent. The Sub-Adviser shall remain liable to each Fund for any recoverable loss or damage incurred by a Fund as a result of the gross negligence, breach or default of any such agent. Information about each Fund may be processed outside of the United States. Any expenses incurred as a result of the Sub-Adviser’s use of an agent will be borne solely by the Sub-Adviser.

17.Confidentiality. Each party agrees that all non-public confidential information concerning the other party which may become available to such party in connection with services, transactions or relationships contemplated in this Agreement shall at all times be treated in strictest confidence and shall not be disclosed to third persons except as (a) may be required by law or regulatory authority, including but not limited to any subpoena, administrative, regulatory or judicial demand or court order, (b) as otherwise set forth in this Agreement, or (c) upon the prior written approval of the other party to this Agreement.
18.Waiver. Failure of either party to insist on strict compliance with any of the terms, covenants, and conditions of this agreement shall not be deemed a waiver of such terms, covenants, and conditions, or of any similar right or power hereunder at any subsequent time.
19.Applicable Law. To the extent not inconsistent with applicable law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement contains all the understanding of the parties as to this engagement.
20.Force Majeure. Neither party shall be held responsible for any delay or failure in performance of any part of this agreement to the extent such delay or failure is caused by fire, flood, wind, explosion, war, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party. The affected party will notify the other party in writing within ten (10) days after the beginning of any such cause that would affect its performance. Notwithstanding, if a party's performance is delayed for a period exceeding thirty (30) days from the date the other party receives notice under this paragraph, the non-affected party will have the right, without any liability to the other party, to terminate this agreement.
21.Notices. All notices under this Agreement shall be given in writing and shall be deemed to have been given and received on the date on which the notice is personally delivered, or, if sent by email, on the date of an email acknowledgment, or, if mailed, on the next business day after which it is deposited with a nationally-recognized express delivery service for next day delivery or the third business day after the date on which it is deposited in the United States mail, if mailed to the attention of the person at the following address, or at such other address(es) as may be designated by notice from such party to all other parties listed below:
(a)If to Adviser:

Pacer Advisors, Inc.
500 Chesterfield Parkway
Malvern, PA 19355

With copies to:

Bruce Kavanaugh, Executive Vice President
bruce.kavanaugh@pacerfinancial.com

John Ramírez, Counsel
john.ramirez@practus.com

(b)If to Trust:
Pacer Funds Trust
500 Chesterfield Parkway
Malvern, PA 19355
Bruce Kavanaugh
bruce.kavanaugh@pacerfinancial.com
John Ramírez, Counsel
john.ramirez@practus.com

(c)If to Sub-Adviser:

Barings LLC
300 S. Tryon St. Ste 2500
Charlotte, NC 28207

Eric Lloyd, President
Eric.Lloyd@barings.com

Michael Walsh, Associate General Counsel
Michael.Walsh@Barings.com

Each party may rely upon any written notice from any person reasonably believed by it to be a genuine and authorized representative of the other party.

* * *
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
PACER FUNDS TRUST

/s/ Bruce Kavanaugh
Name: Bruce Kavanaugh
Title: Secretary

PACER ADVISORS INC.

/s/ Sean E. O’Hara
Name: Sean E. O’Hara
Title: Director

BARINGS LLC

/s/ Eric Lloyd
Name: Eric Lloyd
Title: President